Exhibit 10.1

Execution Version

AMENDMENT, CONSENT AND FORBEARANCE AGREEMENT

THIS AMENDMENT, CONSENT AND FORBEARANCE AGREEMENT (this “Forbearance Agreement”) is made and entered into on the 9th day of July, 2010 (the “Effective Date”), by and among THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (the “Company”), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Administrative Lender (the “Administrative Lender”), THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND ZURICH AMERICAN INSURANCE COMPANY (the “Lenders”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (the “Administrative Agent”) and Collateral Agent (the “Collateral Agent”), and (for the limited purposes set out in Sections 4, 6, 8, 10, 11, 13 and 14 of this Forbearance Agreement) Raser Technologies, Inc.

W I T N E S S E T H :

WHEREAS, the Company, the Administrative Agent, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of August 31, 2008 (as heretofore amended, the “Agreement”) entered into for the purpose of financing certain costs for the design, development, construction, installation, financing, testing, start-up and commissioning of the Facility;

WHEREAS, prior to June 29, 2010 Raser performed the Availability Prove-Out and the Capacity Prove-Out required by Sections 7.1 and 7.2 of the EPC Agreement;

WHEREAS, as a result of the Availability Prove-Out and the Capacity Prove-Out described above, Facility Substantial Completion and Final Completion were not achieved which resulted, among other things, in a requirement that the Company pay the Obligations in full on June 30, 2010, which date was the Guaranteed Final Completion Date prior to the amendment of that term pursuant to that certain Schedule Z Amendment dated as of June 30, 2010 (the “June 30 Amendment”);

WHEREAS, as a result of the June 30 Amendment, the Guaranteed Final Completion Date has been extended to July 9, 2010;

WHEREAS, on such extended Guaranteed Final Completion Date, a Credit Agreement Event of Default will occur and, as a result thereof and in the absence of this Forbearance Agreement, the Company would be obligated pursuant to the Agreement to pay the Obligations in full, and the amount of the Obligations would exceed the aggregate amounts in the Development Account and the other Security Accounts under the Account and Security Agreement;

WHEREAS, the Company has requested that the Administrative Lender, the Administrative Agent and the Collateral Agent agree to the amendment of the Account and Security Agreement in order that (i) all funds (if any) in any Security Account, other than the Distribution Account, be transferred to the Development Account on the Guaranteed Final Completion Date, (ii) the amount to be disbursed from the Development Account (after giving effect to the above-mentioned transfers thereto) on the Guaranteed Final Completion Date and applied at such time to the Obligations will be only $27,000,000 rather than the full amount of the Obligations, and (iii) the funds remaining in the Development Account, after payment of such $27,000,000, and funds from time to time in the Revenue Account, will be transferred to the O&M Account under the Account and Security Agreement and, subject to the terms and conditions of the Account and Security Agreement, used for the payment of approximately $450,000 of accrued accounts payable and for the making of future payments for the operation, maintenance and preparation for sale of the Facility (including the payment of the expenses, including legal fees, of the Administrative Lender and the Agent) pending the sale of the Facility, or the sale of the equity interests in the Company, as contemplated by this Forbearance Agreement;

WHEREAS, the Company desires that the Administrative Lender, the Administrative Agent and the Collateral Agent (i) consent to the amendment of the Account and Security Agreement as described above, and (ii) waive compliance by the Company with certain Sections of the Agreement;

WHEREAS, the Company desires that the Lenders, the Administrative Lender and the Administrative Agent forbear, subject to the terms and provisions of this Forbearance Agreement, from exercising their rights and remedies (whether directly or through the Collateral Agent) with respect to the Credit Agreement Events of Default existing under the Agreement and described on Exhibit A attached hereto (the “Specified Defaults”);

WHEREAS, the Administrative Lender has directed the Administrative Agent and the Collateral Agent to enter into this Agreement;

WHEREAS, Raser is entering into this Forbearance Agreement for the limited purposes set out herein; and

WHEREAS, the Company, the Lenders, the Administrative Lender, the Administrative Agent and the Collateral Agent desire to amend the Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Any capitalized term used in this Forbearance Agreement but not otherwise defined in this Forbearance Agreement shall have the meaning ascribed to such term in the Agreement, including by reference to Schedule Z.

Section 2. Consent. Effective as of the Effective Date, the Administrative Lender hereby consents to the amendment of the Account and Security Agreement, such amendment being dated as of the date hereof. The Administrative Lender hereby waives any claim that such action will constitute a Credit Agreement Event of Default , specifically including but not limited to a Credit Agreement Event of Default under Section 7.3.1 of the Agreement arising from a failure to observe or the covenant in Section 6.16 of the Agreement.

Section 3. Waivers. Effective as of the Effective Date, the Administrative Lender hereby waives compliance by the Company with Section 2.6.3 of the Agreement, the requirement in Section 5.1.1 of the Agreement that the audited financial statements of the Company not contain a “going concern” or like qualification or exception, 5.1.5 of the Agreement, clauses (i) and (iv) of Section 5.1.11 of the Agreement, Section 5.2 of the Agreement, and Section 5.11 of the Agreement (but only if, not later than 14 days after the Effective Date, the Company delivers to Prudential an operating plan and budget, in reasonable detail, covering the period from July 1, 2010 through June 30, 2011).

Section 4. Forbearance. The Company and Raser acknowledge the existence of the Specified Defaults, including the failure of Facility Substantial Completion and Final Completion to be achieved. Subject to the terms and conditions set forth herein, throughout the period commencing on the date of this Agreement and ending on June 29, 2011 (the “Forbearance Period”), the Lenders, the Administrative Lender, the Administrative Agent and the Collateral Agent (acting at the written direction of the Administrative Lender) hereby agree to forbear from exercising any and all available default rights and remedies under the Agreement, the Notes. the Account and Security Agreement, the deeds of trust creating the Liens described in Article XI of the Account and Security Agreement, the Class B Investors Pledge Agreement and the Special Interest Investors Pledge Agreement and at applicable law as the result of the occurrence and continuance of the Specified Defaults. The Company and Raser acknowledge and agree that the foregoing agreement to forbear exercising such default rights and remedies throughout the Forbearance Period shall not constitute a waiver of the Specified Defaults or a waiver of any other Credit Agreement Event of Default or Credit Agreement Default that is not waived by Section 3 of this Forbearance Agreement, and that the Lenders, the Administrative Lender, the Administrative Agent and the Collateral Agent expressly reserve all such default rights and remedies. The Company and Raser further acknowledge and agree that the Lenders, the Administrative Lender, the Administrative Agent and the Collateral Agent may exercise any and all such default rights and remedies at any time following the earliest to occur of (a) the expiration of the Forbearance Period, (b) the occurrence during the Forbearance Period of any additional Credit Agreement Default or Credit Agreement Event of Default, other than those potential Credit Agreement Defaults or Credit Agreement Events of Default expressly waived in Section 3 of this Forbearance Agreement (including, without limitation, any default under this Forbearance Agreement), or (c) any of MLE, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLP”), UTC, the Company, Raser or any of their respective Affiliates takes any action against the Facility, any other collateral for the Advances (including, without limitation, the additional collateral described in Article XI of the Account and Security Agreement), the Company or Raser or any of its Affiliates which the Administrative Lender believes would materially adversely affect the interests of the Lenders, the Administrative Lender, the Administrative Agent or the Collateral Agent (any of the events described in clause (a), (b) or (c), a “Forbearance Termination Event”).

Section 5. Modification of Certain Payment Obligations Under the Agreement Prior to the Occurrence of a Forbearance Termination Event. Notwithstanding the provisions of Sections 2.3, 2.5,2.6.2, 2.8, 2.9, 6.10 and 6.20 of the Agreement, from and including the Effective Date until but not including the date of the occurrence of a Forbearance Termination Event, (a) the aggregate respective principal amounts of the Advances to be repaid on the dates set out in the amortization schedule attached to the Agreement as Schedule 2.3 shall not be required to be repaid on such dates, (b) interest on the Advances will accrue at the rate of 7% per annum and will be payable in kind on each Pre-Completion Interest Payment Date and on each Quarterly Transfer Date (if any) but will not be added to the respective principal amounts of the Advances on which interest will accrue, (c) if a Change of Control occurs in connection with a Qualifying Sale (as defined in Section 6 below), the terms of Section 6 of this Forbearance Agreement, rather than those of Section 2.6.2 or Section 6.20 of the Agreement, will govern the prepayment obligations of the Company as a result thereof, (d) if the Company sells all or substantially all its assets in a Qualifying Sale, the terms of Section 6 of this Forbearance Agreement, rather than those of Section 6.10 of the Agreement, will govern, and (e) the terms of Section 6 of this Forbearance Agreement will govern the optional prepayment rights of the Company with respect to the Advances. . From and after the occurrence of a Forbearance Termination Event, interest on the Advances will be payable in cash in Dollars, will accrue at the Default Rate and will be payable on demand.

Section 6. Sale of the Facility or the Equity Interests in the Company. The Company and Raser hereby agree to use their commercially reasonable best efforts to sell, not later than June 29, 2011, the Facility and the other collateral described in Article XI of the Account and Security Agreement as an entirety or, in the case of Raser, to use its commercially reasonable best efforts to cause the Subsidiaries of Raser that are the owners of 100% of the Equity Interests in the Company to sell all such Equity Interests as an entirety; provided, that less than all the Facility and such other collateral, or less than all such Equity Interests, may be sold in a transaction that otherwise qualifies as a Qualifying Sale (as defined below) so long as the Lenders receive a $6,000,000 cash payment and all other requirements of the fourth sentence of this Section 6 are satisfied. Any such sale shall be solely for cash in Dollars and shall be made to a solvent Person that (a) is not an Affiliate of the Company, Raser, any Member in the Company, MLE, MLP, UTC or any other Person involved in the operation or development of the Project, (b) is not described in Section 1603(g) of ARRA, or described as being ineligible to receive payments under Section 1603 of ARRA or under any guidance, terms and conditions, frequently asked questions or other materials issued by the Department of the Treasury under Section 1603 of ARRA (“Treasury Guidance”), (c) has the requisite experience and resources to operate the Facility, and (d) agrees to operate the Facility continuously as “specified energy property” as such term is defined in Section 1603(d) of ARRA, and under any Treasury Guidance, through at least March 31, 2014 (a sale to any such Person meeting the foregoing requirements being a “Qualifying Sale”). Provided that no Forbearance Termination Event has occurred and is continuing at the time of any Qualifying Sale, the Lenders and the Administrative Agent agree to instruct the Collateral Agent in writing at such time to release its Liens under the Financing Documents in respect of the Facility and the other collateral described in Article XI of the Account and Security Agreement, or in respect of the Equity Interests in the Company, as the case may be (and any other collateral for the Obligations for which the Company has requested a lien release), against (x) payment in cash in Dollars to the Lenders of (i) 50% of the Net Proceeds (as hereafter defined) and (ii) all expenses (including legal fees) of the Administrative Lender and the Agents, provided, that the aggregate amount payable pursuant to subclause (i) of this sentence shall not exceed $6,000,000, and (y) delivery to the Lenders, the Administrative Lender and the Agents of a release which shall executed by the Company, Raser and all Members in the Company and must be acceptable to the Administrative Lender and the Agents (it being understood that a release containing the terms, mutatis mutandis, of the release set out in Section 10 of this Forbearance Agreement shall be acceptable). Upon payment, at any time prior to the occurrence of a Forbearance Termination Event and whether from the Net Proceeds of a Qualifying Sale as described above or from a cash payment from the Company or Raser, equal to $6,000,000 plus the expenses (including legal fees) of the Administrative Lender and the Agents (and regardless of whether there has been a Qualifying Sale) and delivery of the releases, described in the preceding sentence, all obligations of the Company and Raser to the Administrative Agent, the Lenders and the Agents (other than those in Article IX of the Agreement and any others that expressly survive repayment of the Obligations) shall be extinguished. As used in this Section 6, “Net Proceeds” shall mean the gross proceeds of the sale of the Project and the other collateral described in Article XI of the Account and Security Agreement as an entirety, or the proceeds of the sale of all the Equity Interests in the Company as an entirety, as the case may be, less the normal and customary costs of selling the foregoing (with brokerage commissions not to exceed 3% of the sales price and which may be payable only to Persons that are not Affiliates of the Company, Raser, any Member in the Company, MLE or any other Person involved in the operation or development of the Project). Normal and customary closing costs shall consist of any legal and professional fees and, in the case of the sale of the Facility and the other collateral described in Article XI of the Account and Security Agreement, premiums for a policy of owners’ title insurance but shall not include the payment of any Debt or of any obligation secured by a Lien against the asset being sold. The provisions of this Section 6 are in consideration for the amendments, consents, waivers forbearances and other agreements under this Forbearance Agreement, and such provisions shall not be deemed to create a joint venture, partnership or other joint ownership arrangement or relationship between the Lenders (including the Administrative Lender) and the Agents, on the one hand, and the Company, Raser and the Members in the Company on the other hand, and in no event do the parties intend, and in no event shall such provisions or any other portion of this Forbearance Agreement or any other Transaction Document be construed, to be an agreement by the Lenders (including the Administrative Lender) or the Agents to share in any operating or other losses or costs incurred by the Company, Raser or the Members in the Company or to be responsible, in any manner or to any extent, for any liabilities of the Company, Raser or the Members of the Company to any third party.

Section 7. Amendments to the Agreement. Effective as of the Effective Date, the Agreement is hereby amended as set forth below:

(a) Amendment to Section 2.5. Section 2.5 of the Agreement is hereby amended by deleting the first sentence thereof and by deleting “, at any time and from time to time on or after the seventh (7th) anniversary of the Facility Substantial Completion Date,” from the second sentence thereof.

(b) Amendment to Section 2.6.4. Section 2.6.4 of the Agreement is hereby deleted and replaced with “[RESERVED]”.

(c) Amendment to Section 2.6.5. Section 2.6.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

Mandatory Prepayment. The Company, the Lenders and the Administrative Lender acknowledge and agree that, in the absence of the Amendment, Consent and Forbearance Agreement dated as of July 9, 2010, by and among the Company, the Lenders, the Administrative Agent, the Collateral Agent and Raser (as from time to time amended, the “Forbearance Agreement”), the full amount of the Obligations (including the outstanding principal amount of the Advances, accrued interest thereon and the Make-Whole Amount with respect to such principal amount) would be due and payable on the Guaranteed Final Completion Date and that the full amount of the Obligations exceeds the aggregate amount in the Development Account and the other Security Accounts under the Account and Security Agreement. As a result of the Forbearance Agreement, the Company instead shall be required on the Guaranteed Final Completion Date to pay only Obligations in the aggregate amount of $27,000,000, which amount is intended by the parties to be disbursed pursuant to Section 3.9.3.1 of the Account and Security Agreement on the Guaranteed Final Completion Date. Notwithstanding the second sentence of Section 2.11.7, such $27,000,000 shall be applied by the Lenders to $19,916,332.51 principal amount of the Advances, $51,964.10 of accrued interest on the Advances from June 30, 2010 to the Guaranteed Final Completion Date and the $7,031,703.39 of Make-Whole Amount with respect to such principal amount. The remaining $9,777,440.42 principal amount of the Advances shall continue to constitute an Obligation and shall bear interest and be payable as provided in this Agreement and in Section 5 of the Forbearance Agreement.

(d) Amendment to Section 5.1. Section 5.1 of the Agreement is hereby amended by adding a new Section 5.1.12, which shall read as follows:

Reports Under ARRA and Reports Concerning Sale Efforts. Promptly, and in any event prior to ten Business Days before any such report would be delinquent under the American Recovery and Reinvestment Act of 2009, as amended from time to time, and the regulations issued thereunder (“ARRA”), or under any guidance, terms and conditions, frequently asked questions or other materials issued by the Department of Treasury under Section 1603 of ARRA (“Treasury Guidance”), a copy of each report required to be filed by the Company or with respect to the Project, including the annual report required by Section 5 of the Terms and Conditions for payments described in Section 1603 of ARRA currently available at http://www.ustreas.gov/recovery/1603.shtml. In addition, the Company shall provide to the Administrative Lender, no less frequently than monthly, information in reasonable detail regarding the efforts being made by the Company to sell the Facility, or by Raser and certain of its Subsidiaries to sell the Equity Interests in the Company, as required by Section 6 of the Forbearance Agreement.

(e) Amendment to Section 5.9. Section 5.9 of the Agreement is hereby amended by adding a new Section 5.9.4, which shall read as follows:

maintain and operate the Facility, or cause the Facility to be maintained and operated, so that at all times the Facility shall constitute “specified energy property” as such term is defined under Section 1603(d) of ARRA and under any Treasury Guidance.

(f) Amendment to Section 6.3. Section 6.3 of the Agreement is hereby amended by amending clause (b) thereof in its entirety to read as follows:

(b) the Company may make payments not in excess of $50,000 per month, as payments to Raser under the O&M Agreement. for the salaries and related costs of personnel who are involved in the efforts of the Company and Raser to consummate a Qualifying Sale as such term is defined in Section 6 of the Forbearance Agreement,

(g) Amendment to Section 6.21. Section 6.21 of the Agreement is hereby amended by revising the introductory clause thereof to read as follows:

Other than as expressly provided for in Article XI of the Account and Security Agreement with respect to additional collateral described therein and in Section 6 of the Forbearance Agreement,

(h) Amendment to Article VI. Article VI of the Agreement is hereby amended by inserting the following immediately after Section 6.23 thereof:

Section 6.24. Limitations on Capital Expenditures. The Company will not directly or indirectly make any capital expenditure with respect to the Project except those required for the maintenance of the Facility.

(i) Amendment to Article VII. Article VII of the Agreement is hereby amended by adding the following immediately after Section 7.16 thereof:

Section 7.17 Breach of Forbearance Agreement. The Company or Raser shall fail to observe or perform any covenant, condition or agreement contained in the Forbearance Agreement.

(j) Amendments to Section 15.4.1. Section 15.4.1 of the Agreement is hereby amended by (i) inserting the word “Agent” immediately after the word “Collateral” in the second line thereof, (ii) deleting “(a)” in the third line thereof, (iii) inserting a period after the parenthesis in the sixth line thereof, and (iv) deleting the remainder of such Section.

(k) Amendment to Section 16.9. Section 16.9 of the Agreement is hereby amended by inserting the following at the end of such Section:

Notwithstanding the foregoing, nothing in this Section 16.9 or any other provision of any other Transaction Document shall limit the obligations of, or the recourse of the Agents or the Lenders against, Raser in respect of its obligations under the Forbearance Agreement (it being understood and agreed that the Forbearance Agreement does not create additional obligations of Raser under any of the Transaction Documents).

Section 8. Representations and Warranties. In order to induce the Administrative Lender and the Agents to enter into this Forbearance Agreement, each of the Company and Raser represents and warrants (as to itself) that the following statements are true and correct as of the Effective Date:

(a) Organization; Powers. Each of the Company and Raser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company or corporate power and authority to carry on its business as such business is now conducted, and as proposed to be conducted.

(b) Authority; Enforceability. The transactions contemplated hereby and by the amendment to the Account and Security Agreement described in Section 2 are within the Company’s or Raser’s limited liability company or corporate powers and have been duly authorized by all necessary limited liability company or corporate action. This Forbearance Agreement and such amendment have been duly executed and delivered by the Company or Raser and constitute legal, valid and binding obligations of the Company or Raser, enforceable in accordance with their respective terms except as such terms may be limited by (i) Bankruptcy, insolvency or similar laws affecting creditors’ rights generally, or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

(c) Approvals; No Conflicts. The transactions contemplated hereby and by the amendment to the Account and Security Agreement described in Section 2: (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person, nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Forbearance Agreement, any of such other documents or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained or made and are in full force and effect or are not yet required to be obtained; (ii) will not violate any Applicable Law or regulation or the Organizational Documents of the Company or Raser or any order of any Governmental Authority; (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Company, Raser or any of their respective Properties, or give rise to a right thereunder to require any payment to be made by the Company or Raser; and (iv) will not result in the creation or imposition of any Lien on any Property of the Company (other than the Liens created by the Financing Documents) or Raser.

(d) Litigation. There are no claims, actions, suits, investigations or proceedings (including any arbitration proceeding) of any nature, at law or in equity, pending or, to the knowledge of the Company and Raser, threatened by or against the Company, Raser or any of their respective Affiliates which would materially adversely affect the Company’s or Raser’s ability to execute, deliver and perform under this Forbearance Agreement, the Agreement or the amendment to the Account and Security Agreement described in Section 2 and to consummate the transactions contemplated hereby or thereby.

(e) Defaults. There is no Credit Agreement Event of Default outstanding other than the Specified Defaults.

(f) Totality of Agreements. The only agreements between the Company, Raser, IRP or any of their Affiliates, on the one hand, and MLE, MLP and any of their respective Affiliates, on the other hand, that relate to the redemption of the Class A Interests or the Redemption Note, the Raser Guaranty or Raser Note are the documents described in the Agreement.

Section 9. Conditions Precedent. The parties hereto agree that this Forbearance Agreement and the consent, waiver and amendments to the Agreement contained herein shall become effective upon the satisfaction of each of the following conditions:

(a) Execution and Delivery of this Forbearance Agreement. The Administrative Lender and each Agent shall have received a copy of this Forbearance Agreement executed and delivered by the Company and Raser.

(b) Resolutions. The Administrative Lender shall have received a certificate of (i) the secretary of IRP setting forth resolutions of its managers with respect to the authorization of this Forbearance Agreement and the amendment of the Account and Security Agreement described in Section 2, and (ii) the secretary or an assistant secretary or Raser setting forth resolutions of its board of directors with respect to the authorization of this Forbearance Agreement.

(c) Other Documents. The Administrative Lender and each Agent shall have received fully executed copies of the amendment of the Account and Security Agreement described in Section 2 (which shall be in form, scope and substance satisfactory to the Administrative Lender).

(d) Payment of Reduced Prepayment Amount. Simultaneously with the execution and delivery of this Forbearance Agreement, the Lenders shall have received the $27,000,000 required to be disbursed from the Development Account as contemplated by Section 2.6.5 of the Agreement, as amended hereby.

(e) Payment of Costs, Expenses, Etc. The Company shall have paid all costs and expenses of the Agents and the Administrative Lender in connection with the preparation, reproduction, execution and delivery of this Forbearance Agreement and the other instruments and documents to be delivered hereunder (including the fees and expenses of counsel for the Agents and the Administrative Lender). In addition, the Company shall have paid any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Forbearance Agreement and the other instruments and documents to be delivered hereunder, and the Company agrees to hold the Agents and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

Section 10. RELEASE. IN CONSIDERATION OF THE LENDERS AND THE AGENTS ENTERING INTO THIS AGREEMENT, THE COMPANY AND RASER HEREBY ACKNOWLEDGE THAT THEIR OBLIGATIONS UNDER THE AGREEMENT, THIS FORBEARANCE AGREEMENT AND EACH OTHER FINANCING DOCUMENT EXECUTED IN CONNECTION THEREWITH OR HEREWITH ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RESCISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE COMPANY’S LIABILITY TO REPAY THE OBLIGATIONS UNDER THE AGREEMENT, THIS FORBEARANCE AGREEMENT AND EACH OTHER FINANCING DOCUMENT EXECUTED IN CONNECTION THEREWITH OR HEREWITH OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY RELEASED PARTY (AS DEFINED BELOW). THE COMPANY AND RASER HEREBY VOLUNTARILY AND KNOWINGLY RELEASE AND FOREVER DISCHARGE THE LENDERS, THE ADMINISTRATIVE LENDER AND THE AGENTS AND EACH OF THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, AGENTS, ATTORNEYS-IN-FACT, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS FORBEARANCE AGREEMENT IS EXECUTED, WHICH THE COMPANY OR RASER MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF THE AGREEMENT, THIS FORBEARANCE AGREEMENT OR ANY OTHER FINANCING DOCUMENT EXECUTED IN CONNECTION THEREWITH OR HEREWITH, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT, THIS FORBEARANCE AGREEMENT AND ANY OTHER FINANCING DOCUMENT EXECUTED IN CONNECTION THEREWITH OR HEREWITH, AND THE NEGOTIATION FOR AND EXECUTION OF THE AGREEMENT, THIS FORBEARANCE AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION THEREWITH AND HEREWITH (BUT EXCLUDING IN ALL CASES ANY OF THE FOREGOING ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PARTIES). THE RELEASES AND WAIVERS CONTAINED IN THIS SECTION 10 ARE GIVEN AND MADE BY THE COMPANY AND RASER WITH THEIR FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECT THEREOF AND AFTER THEIR HAVING CONSULTED LEGAL COUNSEL WITH RESPECT THERETO.

Section 11. Limited Nature of Forbearance; Effect on Agreement and Other Transaction Documents; Confirmation. The forbearance by the Lenders and the Agents described herein shall be effective as of the Effective Date and is limited to the Specified Defaults. This forbearance is limited to the extent described herein and shall not be construed to be a consent to or a waiver of the Specified Defaults or, except as otherwise expressly provided in Section 3, any other terms, provisions, covenants, warranties or agreements contained in this Forbearance Agreement, the Agreement or in any of the other Transaction Documents. The Lenders, the Administrative Lender and the Agents reserve the right to exercise any available rights and remedies in connection with any other present or future Credit Agreement Defaults and Credit Agreement Events of Default. The Company and Raser hereby further agree and acknowledge that (i) the Specified Defaults have not been waived as a result of this Forbearance Agreement and that such forbearance is temporary in nature, and (ii) concurrently with the Forbearance Termination Date, all rights and remedies that the Lenders and the Agents have agreed not to exercise as a result of Section 4 of this Forbearance Agreement shall be automatically reinstated. The execution, delivery and effectiveness of this Forbearance Agreement shall not operate as a waiver of any right, power or remedy under this Forbearance Agreement, the Agreement or any other Transaction Document. Without limiting the generality of the foregoing, nothing in this Forbearance Agreement shall be deemed (A) to constitute a waiver of compliance or consent to noncompliance by the Company, Raser or any other Person with respect to any term, provision, covenant or condition of this Forbearance Agreement, the Agreement or any other Transaction Document; (B) to prejudice any right or remedy that any Lender or Agent may now have or may have in the future under or in connection with this Forbearance Agreement, the Agreement or any other Transaction Document; or (C) to constitute a waiver of compliance or consent to noncompliance by the Company, Raser or any other Person with respect to the terms, provisions, covenants and conditions described herein. Except as specifically modified by this Forbearance Agreement, the terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect. The consents, forbearance and waivers contained herein shall be limited precisely as written and shall relate solely to the Agreement and the Financing Documents in the manner and to the extent described herein, and nothing in this Forbearance Agreement shall be deemed (a) to constitute a waiver of, or deviation from, compliance by the Company, Raser or any other Person with respect to any other term, provision or condition of this Forbearance Agreement, the Agreement or any other Transaction Document or with respect to any other transaction or matter, or (b) to prejudice any right or remedy that any Agent or Lender (including the Administrative Lender) may now have, or may have in the future, under or in connection with this Forbearance Agreement, the Agreement or any other Transaction Document.

Section 12. Governing Law. This Forbearance Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding any conflicts of law rule or principle that might refer the governance or construction of this Forbearance Agreement to the law of another jurisdiction. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York and hereby waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in an such action or proceeding in any such court.

Section 13. Further Assurances. In connection with this Forbearance Agreement and the transactions contemplated hereby, upon the request of the Administrative Lender and at the expense of the Company the parties hereto agree to execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Forbearance Agreement and as are not inconsistent with the terms hereof.

Section 14. Public Announcements. The parties hereto shall consult with one another before issuing any public announcement, statement or other disclosure with respect to this Forbearance Agreement or the matters contemplated hereby and no party shall issue any such public announcement, statement or other disclosure without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed) unless such action is required by Applicable Law. Each party, upon the request of any other party, shall provide to such other party, and such other party shall have the right to review in advance all information relating to this Forbearance Agreement or the matters contemplated hereby that appear in any filing made in connection with the transactions contemplated hereby.

Section 15. Counterparts. This Forbearance Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

Section 16. Joint Efforts. To the full extent permitted by Applicable Law, neither this Forbearance Agreement nor any ambiguity or uncertainty in this Forbearance Agreement will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Forbearance Agreement has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the parties hereto.

Section 17. Authorization of Collateral Agent. The Administrative Lender (with the consent of the Lenders) hereby directs the Collateral Agent to enter into this Forbearance Agreement and the amendment to the Account and Security Agreement contemplated by Section 2 hereof.

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IN WITNESS WHEREOF, each party has caused this Amendment, Consent and Forbearance Agreement to be signed on its behalf as of the date first written above (with this Amendment, Consent and Forbearance Agreement being executed by Raser only for the limited purposes set out in herein).

THERMO NO. 1 BE-01, LLC,
a Delaware limited liability company

By:	Intermountain Renewable Power, LLC
Its:	Managing Member

	By:	/s/ Richard D. Clayton
	Name:	Richard D. Clayton
	Title:	Manager

RASER TECHNOLOGIES, INC., a Delaware corporation, as Contractor and indirect owner of the Equity Interests in the Company

By:	/s/ Richard D. Clayton
Name:	Richard D. Clayton
Title:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Administrative Lender

By:	/s/ Ric E. Abel
Name:	Ric E. Abel
Title:	Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as a Lender

By:	/s/ Ric E. Abel
Name:	Ric E. Abel
Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.,
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Ric E. Abel
Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent

By:	/s/ Yana Kislenko
Name:	Yana Kislenko
Title:	Assistant Vice President

By:	/s/ Randy Kahn
Name:	Randy Kahn
Title:	Vice President

EXHIBIT A

Specified Defaults

Any Credit Agreement Event of Default existing on the Effective Date due to the Facility Substantial Completion Date or Final Completion not having occurred before the Guaranteed Final Completion Date

The Credit Agreement Events of Default in existence on the Effective Date due to the failure of the Company to deliver the reports required by Section 5.1.4 of the Agreement, the Annual Operating Plan and Budget required by Section 11 of the Agreement and the notices required by Section 5.19 of the Agreement